Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

TO: Board of Directors, Life Exchange, Inc.

As independent registered certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated September 26, 2008 included in Life Exchange, Inc. and Subsidiary’s Annual Report on Form 10-K for the year ended June 30, 2008, and to all references to our Firm included in this Registration Statement.

/s/ Jewett, Schwartz, Wolfe & Associates

Jewett, Schwartz, Wolfe & Associates

January 8, 2009